BONTANG II

                    TRUSTEE AND PAYING AGENT AGREEMENT

                 Amended and Restated as of July 15, 1991

                                   among

            PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
                                (PERTAMINA)

                        VIRGINIA INDONESIA COMPANY

                      VIRGINIA INTERNATIONAL COMPANY

                    UNION TEXAS EAST KALIMANTAN LIMITED

                        ULTRAMAR INDONESIA LIMITED

                           OPICOIL HOUSTON, INC.

                     UNIVERSE GAS & OIL COMPANY, INC.

                              TOTAL INDONESIE

                          UNOCAL INDONESIA, LTD.

                         INDONESIA PETROLEUM, LTD.

                                    and

                      CONTINENTAL BANK INTERNATIONAL






                                BONTANG II
                    TRUSTEE AND PAYING AGENT AGREEMENT
                 Amended and Restated as of July 15, 1991

          THIS AGREEMENT, made as of the 15th day of July, 1991 among PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("Pertamina"); and VIRGINIA INDONESIA COMPANY ("Vico"), VIRGINIA INTERNATIONAL COMPANY ("Virginia International"), UNION TEXAS EAST KALIMANTAN LIMITED ("Union Texas"), ULTRAMAR INDONESIA LIMITED ("Ultramar"), OPICOIL HOUSTON, INC. ("Opicoil Houston"), UNIVERSE GAS & OIL COMPANY, INC. ("Universe"), TOTAL INDONESIE ("Total"), UNOCAL INDONESIA, LTD. ("Unocal"), INDONESIA PETROLEUM, LTD. ("Inpex"); and CONTINENTAL BANK INTERNATIONAL (the "Bontang II Trustee"), a banking corporation organized under the laws of the United States of America not in its individual capacity but solely as Trustee and Paying Agent;
                           W I T N E S S E T H:
                                    I.
          WHEREAS, the parties hereto or their respective predecessors in interest are parties to that certain Badak Expansion Trustee and Paying Agent Agreement dated as of the 15th day of July, 1981, as amended by (i) Amendment No. 1 dated as of September 10, 1986; (ii) Amendment No. 2 dated as of June 9, 1987; and (iii) Amendment No. 3 dated as of February 9, 1988 (said Agreement and Amendments being herein collectively called the "Source Documents"); and

                                    II.
          WHEREAS, the parties desire to amend and restate the Source Documents in order to provide a more convenient statement thereof, to amend various provisions and to reflect that Universe has succeeded to the interests of Universe Tankships, Inc. thereunder and Opicoil Houston, Inc. now holds the interests thereunder formerly held by Roy M. Huffington, Inc. and Huffington Corporation; and
                                   III.
          WHEREAS, Pertamina entered into the Badak LNG Sales Contract originally dated as of April 14, 1981, between Pertamina and Chubu Electric Power Co., Inc., The Kansai Electric Power Co., Inc., Osaka Gas Co., Ltd. and Toho Gas Co., Ltd. (together with their respective successors and assigns thereunder, the "Buyers") relating to the sale of liquefied natural gas ("LNG"), to be manufactured from natural gas produced from the Badak, Nilam and certain other nearby fields in East Kalimantan, Indonesia (the "Gas Fields");
                                    IV.
          WHEREAS, pursuant to a Memorandum of Agreement dated as of September 7, 1989, Pertamina and the Buyers agreed to make certain changes to said Badak LNG Sales Contract and to give effect thereto Pertamina and the Buyers have entered into an amendment and restatement of the said Badak LNG Sales Contract as of January 1, 1990 (such contract as so amended and restated, as the same may be hereafter amended, being herein referred to as the "1981 LNG Sales Contract"); and


                                    V.
          WHEREAS, under the 1981 LNG Sales Contract the Buyers and Pertamina have agreed that each of the Buyers shall pay amounts due under the 1981 LNG Sales Contract to a bank in the United States designated by Pertamina; and
                                    VI.
          WHEREAS, under the following supply agreements:
     (i) Supply Agreement for Badak LNG Expansion Project dated as of April 14, 1981, between Pertamina, on the one hand, and the members of the Vico Group, on the other;
     (ii) Supply Agreement for Badak LNG Expansion Project dated as of April 14, 1981 between Pertamina, on the one hand, and Total and Inpex, on the other;
     (iii) Attaka Natural Gas Supply Agreement for Badak LNG Expansion Project dated as of April 14, 1981 between Pertamina, on the one hand, and Unocal and Inpex, on the other;
     (iv) Seventh Supply Agreement For Excess Sales dated as of January 1, 1990, between Pertamina, on the one hand, and the members of the Vico Group, on the other;
     (v) Seventh Supply Agreement For Excess Sales dated as of January 1, 1990, between Pertamina, on the one hand, and Total and Inpex, on the other; and
     (vi) Seventh Supply Agreement For Excess Sales dated as of January 1, 1990, between Pertamina, on the one hand, and Unocal and Inpex, on the other; each of the Contractors has agreed to make available, for sale and delivery by Pertamina under the 1981 LNG Sales Contract, such Contractor's production sharing percentage(s) of the LNG manufactured from gas produced from the Gas Fields and delivered to the Buyers under the 1981 LNG Sales Contract from time to time; Pertamina has assigned to each Contractor such Contractor's Sharing Percentages of all amounts paid or payable by the Buyers under the 1981 LNG Sales Contract other than amounts payable by Japan Indonesia LNG Co., Ltd. ("Jilco") which are set off against amounts to be refunded or paid by Pertamina as described in Section 7.1(a); and Pertamina and the Contractors have agreed that all payments made by Buyers shall be remitted directly to a bank in the United States selected by Pertamina and the Contractors which will serve as Trustee and Paying Agent for the purpose of causing the due payment in an orderly administrative manner of certain costs and expenses of Pertamina and of each Contractor incurred in the processing and sale of the LNG of each such party; and
                                   VII.
          WHEREAS, under an Assignment dated as of June 10, 1981 (the "Assignment"), the Buyers have assigned to Jilco their rights to purchase a portion of the LNG to be delivered under the 1981 LNG Sales Contract and Jilco has accepted such assignment and agreed to assume the Buyers' obligation to pay for, or pay for if not taken, the LNG assigned to it in accordance with the terms of the 1981 LNG Sales Contract; and
                                   VIII.
          WHEREAS, under the Assignment and an LNG Facility Development Agreement dated as of June 10, 1981 (the "Development Agreement") between Pertamina and Jilco, Pertamina and Jilco have agreed that Jilco shall make payment for the LNG purchased by it pursuant to the Assignment either (i) by way of set-off against certain amounts to be refunded or paid by Pertamina to Jilco under the Development Agreement, (ii) by payment to the Payment Trustee (the "Payment Trustee") acting pursuant to the Payments Account Agreement dated as of June 10, 1981 (the "Payments Account Agreement") among Pertamina, Jilco and The Industrial Bank of Japan Trust Company, or (iii) by payment to the Trustee and Paying Agent acting under this Agreement;
                                    IX.
          WHEREAS, under the Payments Account Agreement, the Payment Trustee is required from time to time to make payments to the Trustee and Paying Agent in respect of payments received by the Payment Trustee from Jilco of sales proceeds under the 1981 LNG Sales Contract and the Assignment; and
                                    X.
          WHEREAS, Pertamina and the Contractors have entered into the Amended and Restated Bontang Processing Agreement dated as of February 9, 1988 (as from time to time amended, the "Processing Agreement") providing for P. T. Badak Natural Gas Liquefaction Company (the "Liquefaction Company") to collect and liquefy natural gas from (inter alia) the Gas Fields, and store and deliver LNG to LNG tankers for delivery under the 1981 LNG Sales Contract; and
                                    XI.
          WHEREAS, Pertamina and Continental Bank International, among others, have previously entered into various other agreements similar to this Agreement, including such agreements to which Mobil Oil Indonesia Inc. ("Mobil") is a party, providing for the receipt and distribution of proceeds of the sale of LNG and LPG (the agreements referred to above, and any other similar future agreements, as amended, being hereinafter referred to collectively as the "Other Trustee and Paying Agent Agreements"); and

                                   XII.
          WHEREAS, Pertamina, the Contractors, and the Bontang II Trustee wish to set forth arrangements whereby amounts paid under the 1981 LNG Sales Contract (whether from the Buyers, from Jilco pursuant to the Assignment or from the Payment Trustee pursuant to the Assignment and the Payments Account Agreement) and certain amounts paid by Jilco under the Development Agreement will be received, held, managed and disbursed by the Bontang II Trustee upon the terms and conditions set forth in this Agreement.
          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:
                                DEFINITIONS
          The following defined terms shall have the meanings set
          forth below:
          "Accountants" is defined in Section 6.3.
          "Additional Quantities Payment" means an amount  in
          respect  of  any  Buyer
          LNG Invoice determined by the following formula:
          Additional Quantities Payment = FQA x AQ% x CSP, where:
          FQA = the Fixed Quantity Amount specified on such
     invoice;
          AQ% = the Additional Quantities Percentage applicable to such invoice; and
          CSP = the Contract Sales Price (expressed in U.S. Dollars per MMBTU) specified on such invoice. "Additional Quantities Percentage" means, with respect to any Buyer LNG Invoice or any invoice or other statement for charges payable hereunder, the percentage set forth below for the calendar year which (subject to Section 1.1(c)) corresponds to the date of such invoice or statement:
                             Additional
               Year      Quantities Percentage

               1991           4.8573%
               1992           6.3732
               1993           7.8416
               1994-2003      9.2647

          "Additional Quantities Sharing Percentages" is defined
in Section 6.1.
          "Additional Quantities Supply Agreements" means the Supply Agreements, as hereafter amended, specified in paragraphs
(iv), (v) and (vi) of Paragraph VI of the preamble hereof. "Approved Level of Working Capital" is defined in
Section 6.1.
          "Assignment" is defined in Paragraph VII of the
preamble hereof.
          "Base Load Sharing Percentages" is defined in Section
6.1.
          "Base Load Supply Agreements" means, collectively, the Supply Agreements, as hereafter amended, specified in paragraphs
(i), (ii) and (iii) of Paragraph VI of the preamble hereof. "Bontang Excess Sales Trust Agreement" means the
Bontang Excess Sales Trustee and Paying Agent Agreement, as amended and restated as of February 9, 1988, as hereafter amended, among the Producers and Continental Bank International.
          "Bontang Excess Sales Trustee" means the trustee under the Bontang Excess Sales Trust Agreement.
          "Bontang Plant" means the natural gas liquefaction and related facilities located at Bontang Bay on the east coast of Kalimantan, Indonesia.
          "Bontang II Accounts" means the accounts designated in
Section 1.3.
          "Bontang II Base Load Account" is defined in Section
1.3.
          "Bontang II Distribution Account" is defined in Section
1.3.
          "Bontang II General Account" is defined in Section 1.3. "Bontang II Retained Account" is defined in Section
1.3.
          "Bontang II Transfer Account" is defined in Section
1.3.
          "Bontang II Trustee" is defined in the title paragraph
hereof.
          "Bontang II Trust Fund Accounts" is defined in Section
8.4.
          "Bontang II Trust Funds" is defined in Section 1.2. "Buyer LNG Invoice" is defined in Section 1.1.
          "Buyers" is defined in Paragraph Ill of the preamble
hereof.
          "Contingency Amount" is defined in Section 7.1. "Contractor" means any member of the Vico Group, the
Total Group or the Unocal Group, or its predecessor in interest as the context may require (collectively, the "Contractors").
          "Contractor Groups" means the Vico Group, the Total Group and the Unocal Group.
          "Development Agreement" is defined in Paragraph VIII of the preamble hereof.
          "Fixed Quantity Amount" means the quantity of LNG (expressed in MMBTU's) shown on any Buyer LNG Invoice as a fixed quantity.
          "Gas Fields" is defined in Paragraph III of the
preamble hereof.
          "Inpex" is defined in the title paragraph hereof. "Jilco" is defined in Paragraph VI of the preamble hereof.
          "Jilco LNG Invoice" is defined in Section 1.1. "Liquefaction Company" is defined in Paragraph X of the preamble hereof.
          "LNG" is defined in Paragraph Ill of the preamble
hereof.
          "LNG Invoice" is defined in Section 1.1.
          "LPG" means propane or butane, or as the context requires, both propane and butane.
          "MMBTU" means million British Thermal Units.
          "Mobil" is defined in Paragraph XI of the preamble
hereof.
          "1981 LNG Sales Contract" is defined in Paragraph IV of the preamble hereof.
          "Opicoil Houston" is defined in the title paragraph
hereof.
          "Original Quantities Percentage" means, with respect to any Buyer LNG Invoice or any invoice or other statement for charges payable hereunder, the percentage set forth below for the calendar year which (subject to Section 1.1(c)) corresponds to the date of such invoice or statement:
                              Original
          Year           Quantities Percentage

          1991                95.1427%
          1992                93.6268
          1993                92.1584
          1994-2003           90.7353

          "Other Trustee and Paying Agent Agreements" is defined in Paragraph XI of the preamble hereof.
          "Payment Trustee" is defined in Paragraph VIII of the
preamble hereof.
          "Payments Account" is defined in Section 7.1.
          "Payments Account Agreement" is defined in Paragraph VIII of the preamble hereof.
          "Pertamina" is defined in the title paragraph hereof. "Price Reduction Amount" means, with respect to any
Buyer LNG Invoice, the amount set forth below for the calendar year which (subject to Section I.I(c)) corresponds to the date of such invoice:
                              Price
          Year            Reduction Amount

          1991                $0.06
          1992                 0.08
          1993                 0.10
          1994-2003            0.12

          "Processing Agreement" is defined in Paragraph X of the preamble hereof.
          "Producers" means Pertamina and the Contractors. "Production Sharing Contract" means:
          (i) as to Pertamina and the Vico Group, (i) until August 8, 1998, the Amended and Restated Production Sharing Contract dated April 23, 1990, as hereafter amended, between Pertamina, on the one hand, and the members of the Vico Group on the other, and (ii) effective August 8, 1998, the Production Sharing Contract dated April 23, 1990, as hereafter amended, between Pertamina, on the one hand, and the members of the Vico Group, on the other;

          (ii) as to Pertamina and the Total Group, (i) until March 31, 1997, the Amended and Restated Production Sharing Contract dated January 11, 1991, as hereafter amended, between Pertamina, on the one hand, and the members of the Total Group, on the other, and (ii) effective March 31, 1997, the Production Sharing Contract dated January 11, 1991, as hereafter amended, between Pertamina, on the one hand, and the members of the Total Group, on the other;

          (iii) as to Pertamina and the Unocal Group, (i) until October 24, 1998, the Amended and Restated Production Sharing Contract dated January 11, 1991, as hereafter amended, between Pertamina, on the one hand, and Unocal on the other, and
(ii) effective October 25, 1998, the Production Sharing Contract dated January 11, 1991, as hereafter amended, between Pertamina, on the one hand, and Unocal, on the other; and

          (iv) as to Pertamina and Inpex, effective March 31,
1997, the Production Sharing Contract dated March 28, 1991, as hereafter amended, between Pertamina, on the one hand, and Inpex, on the other.

          "Quarter" is defined in Section 7.1.
          "Retained Amount" means the portion of the Additional Quantities Payment in respect of any Buyer LNG Invoice determined by the following formula:
          Retained Amount = FQA x OQ% x Pr, where:
          FQA = the Fixed Quantity Amount specified on such invoice;
          OQ% = the Original Quantities Percentage applicable to such invoice; and
          Pr = the Price Reduction Amount applicable to such invoice.
          "Sharing Percentages" means the Base Load Sharing Percentages and the Additional Quantities Sharing Percentages.
          "Source Documents" is defined in Paragraph I of the preamble hereof.
          "Special Disbursement Amount" means an amount paid by the Bontang II Trustee pursuant to a Special Disbursement Instruction or an amount received by the Bontang II Trustee from the trustee and paying agent under any Other Trustee and Paying Agent Agreement which such trustee and paying agent has notified the Bontang II Trustee is a Special Disbursement Amount, as the case may be.
          "Special Disbursement Instruction" is defined in
Section 6.5.
          "Successor" is defined in Section 10.3.
          "Supply Agreements" means, collectively, the  Base
Load  Supply  Agreements and the Additional Quantities Supply
Agreements.
          "Total" is defined in the title paragraph hereof. "Total Group" means Total and Inpex and their successors in interest.
          "Transfer Amount" means the portion of the Additional Quantities Payment in respect of any Buyer LNG Invoice determined by the following formula:
          Transfer Amount = AQP - RA, where:
          AQP = the Additional Quantities Payment in respect of such invoice; and
          RA = the Retained Amount in respect of such invoice. "Trustee's Office" means the office of the Trustee from time to time in effect pursuant to Section 11.3.
          "Ultramar" is defined in the title paragraph hereof. "Union Texas" is defined in the title paragraph hereof. "Universe" is defined in the title paragraph hereof. "Unocal" is defined in the title paragraph hereof. "Unocal Group" means Unocal and Inpex and their successors  in  interest.
          "Vico" is defined in the title paragraph hereof.
          "Vico Group" means Vico, Virginia International, Union Texas, Ultramar, Opicoil Houston and Universe and their predecessors or successors in interest, as the context may require.
          "Virginia International" is defined in the title paragraph hereof.
                                 ARTICLE 1
           RECEIPT OF INVOICES AND PAYMENTS WITH RESPECT TO LNG
          1.1 LNG Invoices and Related Calculations. (a) The Producers shall cause a copy of each invoice rendered under the 1981 LNG Sales Contract to be delivered to the Bontang II Trustee, including invoices rendered to Jilco pursuant to the Assignment. Any such copy of an invoice for LNG sold under the 1981 LNG Sales Contract, or for amounts deemed attributable to such sales under Section 1.5, received by the Bontang II Trustee hereunder is herein referred to as an "LNG Invoice"; any LNG Invoice addressed to a Buyer (including any such invoice under which no amount is payable by Buyer because the whole quantity referred to therein is invoiced to Jilco) is herein referred to as a "Buyer LNG Invoice" and any LNG Invoice addressed to Jilco is herein referred to as a "Jilco LNG Invoice".
          (b) Upon the Bontang II Trustee's receipt of any Buyer LNG Invoice, it shall calculate the Additional Quantities Payment, the Transfer Amount and the Retained Amount for such invoice.
          (c) In the case of an invoice dated between January 1st and 10th of any year, the Producers may notify the Bontang II Trustee that for the purpose of determining the Additional Quantities Percentage, the Original Quantities Percentage and the Price Reduction Amount, the previous calendar year is deemed to correspond to the date of such invoice.
          1.2 Designation of Bontang II Trustee; Bontang II Trust Funds. Pursuant to Section 10.4 of the 1981 LNG Sales Contract and to the provisions of the Supply Agreements, Pertamina hereby designates, and the Contractors hereby agree to the designation of, the Bontang II Trustee named herein as the Trustee and Paying Agent to which certain of the amounts which become due and payable under the 1981 LNG Sales Contract shall be paid (whether from the Buyers, from Jilco pursuant to the Assignment or from the Payment Trustee pursuant to the Assignment and the Payments Account Agreement). All such amounts and any other amounts the Bontang II Trustee may receive under the terms of this Agreement (together with any securities acquired by the Bontang II Trustee pursuant to Article 9 and all interest thereon) are herein referred to as the "Bontang II Trust Funds".
          1.3 Bontang II Accounts. The Bontang II Trustee shall establish and maintain at the Trustee's Office the following separately-designated accounts, herein referred to collectively as the "Bontang II Accounts": the "Bontang II General Account" and sub-accounts thereof designated as the "Bontang II Base Load Account", the "Bontang II Transfer Account", the "Bontang II Retained Account" and the "Bontang II Distribution Account". Immediately upon the Bontang II Trustee's receipt of any funds designated "Bontang II", "Badak LNG Sales Contract", "Badak Expansion" or otherwise unambiguously representing amounts payable with respect to LNG sold under the 1981 LNG Sales Contract, such funds shall be impressed with the trust created hereby, become a part of the Bontang II Trust Funds and be deposited in the Bontang II General Account.
          1.4  Proceeds Transfers. (a) Subject to clauses (b) and
(c) below, the Bontang II Trustee shall immediately transfer the proceeds of any Buyer LNG Invoice deposited in the Bontang II General Account from such account (i) first to the Bontang II Transfer Account, until the Transfer Amount for such invoice has been deposited therein and (ii) then to the Bontang II Retained Account, until the Retained Amount for such invoice has been deposited therein, and any funds remaining in the Bontang II General Account after making such transfers shall be immediately transferred to the Bontang II Base Load Account.
          (b) Subject to clause (c) below, in the event that the proceeds of any Buyer LNG Invoice deposited in the Bontang II General Account are not at least equal to the Additional Quantities Payment for such invoice, the Bontang II Trustee shall immediately transfer such proceeds from the Bontang II General Account to the Bontang II Transfer Account and the Bontang II Retained Account, pro rata in proportion to the Transfer Amount and Retained Amount, respectively, for such invoice.
          (c) To the extent that less than the full Transfer Amount and Retained Amount for any Buyer LNG Invoice has been transferred to the Bontang II Transfer Account and the Bontang II Retained Account, respectively, the Bontang II Trustee shall, before making any other application of such funds required hereunder, transfer the next available funds in the Bontang II General Account from such account to the Bontang II Transfer Account and the Bontang II Retained Account, pro rata in proportion to the Transfer Amount and Retained Amount, respectively, for such invoice, until the full Transfer Amount and Retained Amount for such invoice has been so transferred.
          (d) Subject to clause (c) above, the Bontang II Trustee shall immediately transfer the proceeds of any Jilco LNG Invoice deposited in the Bontang II General Account from such account to the Bontang II Base Load Account.
          1.5 Allocation of Amounts Received. All amounts received by the Bontang II Trustee (whether from the Buyers or Jilco) and designated as representing amounts payable for LNG delivered under the 1981 LNG Sales Contract, or for LNG required to be purchased under the 1981 LNG Sales Contract, but not taken, and all amounts paid on account of interest due by reason of the late payment of invoices for such LNG, shall be deemed to be attributable to sales of LNG under the 1981 LNG Sales Contract. In the event the Bontang II Trustee receives any amounts from Buyers, from Jilco or from the Payment Trustee that are not designated for the Bontang II General Account or any accounts established or to be established under the Other Trustee and Paying Agent Agreements, it shall first contact the remitting party in order to determine the proper designation for the amounts received, and shall solicit and, if possible, obtain from the remitting party such documentation as the Bontang II Trustee deems appropriate as evidence of such designation. In the event the remitting party does not provide appropriate evidence of such designation satisfactory to the Bontang II Trustee, the Bontang II Trustee shall notify Pertamina, the Contractors and, if an Other Trustee and Paying Agent Agreement involving Mobil is concerned, Mobil of the amount received, the date of receipt and any other information relevant to such amount known to the Bontang II Trustee. The Bontang II Trustee shall thereupon request instructions as to the proper allocation of the amount received, and shall allocate such amounts among the Bontang II General Account and any accounts established under the Other Trustee and Paying Agent Agreements in accordance with instructions given jointly by Pertamina, the Contractors and, as appropriate, Mobil.
          1.6 Amounts Received From Payment Trustee or Jilco. All amounts received by the Bontang II Trustee from the Payment Trustee designated as being pursuant to the Payments Account Agreement or from Jilco designated as being pursuant to the Development Agreement (other than amounts paid pursuant to an LNG Invoice), shall be deposited in the Bontang II General Account and, subject to Section 1.4(c), immediately transferred to the Bontang II Base Load Account.
          1.7 Credits and Charges to Producer Accounts. The (i) Base Load Sharing Percentage of each Producer of all amounts deposited in the Bontang II Retained Account and the Bontang II Base Load Account and (ii) Additional Quantities Sharing Percentage of each Producer of all amounts deposited in the Bontang II Transfer Account, shall be credited to the Bontang II Trust Fund Account of such Producer, to be held in trust, however, for the benefit of those having a right, to the extent provided in this Agreement, to receive disbursements and distributions hereunder. The (a) Base Load Sharing Percentage of each Producer of all amounts required to be paid from the Bontang II Base Load Account and the Bontang II Retained Account and (b) Additional Quantities Sharing Percentage of each Producer of all amounts required to be paid from the Bontang II Transfer Account, in each case under Articles 2 through 5 and, in the case of clause (a) above, Section 6.5, shall be charged to such Producer's Bontang II Trust Fund Account.
                                 ARTICLE 2
             DISBURSEMENTS WITH RESPECT TO PROCESSING CHARGES
           2.1 Submission and Payment. The Producers shall submit to the Bontang II Trustee invoices received from the Liquefaction Company on account of LNG processing charges payable with respect to LNG sold under the 1981 LNG Sales Contract. To the extent that sufficient funds are then held in the accounts specified in Article 4 to pay any such invoice in full the Bontang II Trustee shall, in accordance with procedures from time to time agreed upon among the Producers and the Liquefaction Company pursuant to Section 2.2, promptly upon receipt of notice from the Producers that any such invoice has been approved for payment, pay to the Liquefaction Company from such accounts the amount of such invoice. No partial payments of less than the full amount of any such invoice shall be made.
          2.2 Payment Procedures. The Producers shall from time to time establish appropriate procedures with the Liquefaction Company for the payment of funds payable to the Liquefaction Company pursuant to Section 2.1, and shall advise the Bontang II Trustee of such procedures which shall include a requirement that the Liquefaction Company furnish the Bontang II Trustee with an acknowledgment that each payment by the Bontang II Trustee hereunder fully satisfies the liabilities of the Producers with respect to the invoice to which the payment relates.
                                 ARTICLE 3
                              TRUSTEE CHARGES
          3.1 Compensation. The Bontang II Trustee shall be entitled to reasonable compensation to be agreed upon from time to time among the parties for the services to be performed by it hereunder and to be reimbursed for all reasonable out-of-pocket expenses incurred by it in connection therewith. To the extent that sufficient funds are then held in the accounts specified in
Article 4 to pay such agreed compensation and expenses the Bontang II Trustee may charge such agreed compensation and expenses to such accounts, providing the Producers with such evidence as to the nature and amount of such expenses as any of the Producers may reasonably require.
          3.2 Producers Obligations. If sufficient funds are not available in the accounts specified in Article 4 to pay such compensation and expenses, Pertamina and each Contractor shall pay such compensation and expenses to the Bontang II Trustee; provided, however, that the obligation of each Producer with respect to this Section 3.2 shall be pro rata in accordance with its Sharing Percentage with respect to each of the accounts to which such charges are allocated pursuant to Section 4.1.
                                 ARTICLE 4
                   ALLOCATION OF PROCESSING CHARGES AND
                              TRUSTEE CHARGES

          4.1 Ultimate Allocation. The Original Quantities Percentage of the total amount of any charges payable pursuant to Articles 2 and 3 shall ultimately be borne by the Bontang II Base Load Account or the Bontang II Retained Account. The Additional Quantities Percentage of any such charges shall ultimately be borne by the Bontang II Transfer Account. The allocation of charges contemplated by this Section 4.1 shall be effected as set forth in Sections 4.2 through 4.4.
          4.2 Charges Ultimately To Be Borne By Bontang II Base Load or Retained Accounts.
          (a) When any invoice or other charges are to be paid pursuant to Article 2 or 3, funds in the Bontang II Base Load Account shall first be applied, to the extent required, to the payment of the amount of such charges ultimately to be borne by such account or the Bontang II Retained Account.
          (b) If the application of funds pursuant to (a) above is not sufficient to pay such amount, then funds in the Bontang II Retained Account shall be applied, to the extent required, to the payment thereof
          (c)  If the application of funds pursuant to (a) and
(b) above is not sufficient to pay such amount, then any funds remaining in the Bontang II Transfer Account after making the payment required by Section 4.3(a) shall be applied, to the extent required, to the payment thereof.
          4.3  Charges Ultimately To Be Borne B Bontang II
Transfer Account.
          (a) When any invoice or other charges are to be paid pursuant to Article 2 or 3, funds in the Bontang II Transfer Account shall first be applied, to the extent required, to the payment of the amount of such charges ultimately to be borne by such account.
          (b) If the application of funds pursuant to (a) above is not sufficient to pay such amount, then any funds remaining in the Bontang II Base Load Account after making the payment required by Section 4.2(a) shall be applied, to the extent required, to the payment of such amount.
          (c)  If the application of funds pursuant to (a) and
(b) above is not sufficient to pay such amount, then any funds remaining in the Bontang II Retained Account after making the payment required by Section 4.2(b) shall be applied, to the extent required, to the payment thereof.
          4.4 Adjusting Payments. When, pursuant to the provisions of Sections 4.2 and 4.3, any charges pursuant to
Article 2 or 3 have been paid from an account (a "lending account") which are ultimately to be borne by another account (a "borrowing account"), the Bontang II Trustee shall transfer to the lending account the next available funds deposited in the borrowing account, before making any other application of such finds required hereunder, until the lending account has been fully reimbursed for the charges paid from it on behalf of the borrowing account. If the next available funds in the borrowing account are not sufficient to fully reimburse each lending account to which funds are due from such borrowing account, such funds shall be transferred to such lending accounts pro rata in proportion to the amounts then due to each such account from the borrowing account.
                                 ARTICLE 5
                DISBURSEMENTS WITH RESPECT TO OTHER CHARGES
          5.1  Submission and Payment.  It is contemplated that
other charges with respect to the production, sale or delivery of LNG sold under the 1981 LNG Sales Contract will from time to time be payable from certain accounts hereunder. The Producers may submit to the Bontang II Trustee payment orders or instructions, or invoices or other statements, received by any of them with respect to such charges. The Bontang II Trustee shall, promptly upon receipt of notice from the Producers that any such payment order, instruction, invoice or statement has been approved for payment, pay to the person entitled thereto from the Bontang II Account or Accounts specified in such approval notice, to the extent that funds are then held in such accounts, the amount approved for payment, pursuant to procedures to be agreed upon pursuant to Section 5.2.
          5.2 Payment Procedures. The Producers shall agree with the person submitting any invoice or statement payable pursuant to Section 5.1 on appropriate procedures for the payment thereof, and shall advise the Bontang II Trustee of such procedures which shall include a requirement that the person receiving payment furnish the Bontang II Trustee with an acknowledgment that each payment by the Bontang II Trustee hereunder fully satisfies the liabilities of the Producers with respect to the invoice or statement to which the payment relates.
          5.3 Designation of Account To Pay. Each notice to the Bontang II Trustee from the Producers approving a payment pursuant to Section 5.1 shall specify the Bontang II Account or Accounts from which such payment is to be made and, in the event payment is to be made from more than one account, the amount to be paid from each account. Unless otherwise specified pursuant to the preceding sentence, the Bontang II Base Load Account shall be charged for payment of the following expenses:
          (a) the portion of any transportation charge related to the 1981 LNG Sales Contract for any "In-Kind Cargo" under the Second Supply Agreements For Excess Sales (Quantities In-Kind Under Amended and Restated Invoice Settlement Agreements) effective as of March 31, 1987, as amended and restated as of December 1, 1988, between Pertamina and the Vico Group, the Total Group and the Unocal Group, respectively; and
          (b)  any fees or expenses related to the Development
Agreement.
                                 ARTICLE 6
             DISBURSEMENTS WITH RESPECT TO SHARING PERCENTAGES
          6.1 Approved Level of Working Capital: Sharing Percentages. For the purposes of this Agreement the "Approved Level of Working Capital" for the Bontang II Base Load Account, the Bontang II Retained Account and the Bontang II Transfer Account, respectively, shall be that amount, if any, specified to the Bontang II Trustee for such account in a notice from the Producers. The respective "Base Load Sharing Percentages" and "Additional Quantities Sharing Percentages" of each Producer shall be the percentages set forth in the most recent applicable certificate furnished to the Bontang II Trustee pursuant to
Section 6.3.
          6.2  Payment of Excess.
          (a) Whenever and to the extent that the amount held in the Bontang II Base Load Account or the Bontang II Retained Account at the end of any business day of the Bontang II Trustee in the City of New York is in excess of the Approved Level of Working Capital for such account, after having deducted all amounts then payable or transferable by the Bontang II Trustee from such accounts under Articles 2 through 5, then, such excess shall be immediately transferred to the Bontang II Distribution Account and, except as otherwise provided in Sections 6.3 or 6.5, paid out to the Producers from such account in accordance with their respective Base Load Sharing Percentages, as specified by the most recent certificate for the current year furnished pursuant to Section 6.3.
          (b) Whenever and to the extent that the amount held in the Bontang II Transfer Account at the end of any business day of the Bontang II Trustee in the City of New York is in excess of the Approved Level of Working Capital for such account, after having deducted all amounts then payable or transferable by the Bontang II Trustee from such account under Articles 2 through 5, then such excess shall be immediately paid out to the Bontang Excess Sales Trustee and shall be identified as a payment with respect to Additional Quantities.
          6.3 Accountants. The Producers shall mutually appoint from time to time a firm of independent public accountants to act as the accountants hereunder (the "Accountants") and shall promptly advise the Bontang II Trustee of any such appointment or change in appointment.
          The Accountants shall be directed to furnish to the Bontang II Trustee (with a copy to the Producers) a certificate on or before the 15th day of December in each calendar year setting forth the respective Sharing Percentages of each Producer for the following calendar year.
          The Sharing Percentages shall be calculated as provided in the respective Production Sharing Contracts and Supply Agreements, based upon actual or estimated production and costs as required thereby.
          The Accountants shall also be directed to furnish to the Bontang II Trustee (with a copy to the Producers) on or before the 15th day of March, June and September in each calendar year a revision of the certificate furnished for such year setting forth the respective Sharing Percentages of each Producer based upon revised estimates of production and costs for such year.
          In addition, the Accountants shall be directed to furnish to the Bontang II Trustee (with a copy to the Producers) on or before the 15th day of February in each calendar year, a final version of the certificate for the previous year setting forth the respective Sharing Percentages of each Producer based upon actual production and costs for the previous year.
          Every revised and final certificate shall specify the amount, if any, by which the aggregate amount paid by the Bontang II Trustee to each Producer pursuant to the initial certificate and any earlier revisions thereof under Section 6.2(a) was greater or less than the amount that would have been paid to each on the basis of the Base Load Sharing Percentages which are certified therein and shall specify the amount that would be required to be paid to any underpaid Producer, in order to bring the total amount paid to it into equitable relation to the amount paid to any overpaid Producer so that the payments, as adjusted, would be in accordance with such Base Load Sharing Percentages. In the event that any such certificate indicates that any of the Producers has been underpaid, the Bontang II Trustee, after receipt of the certificate, shall pay to any such Producers pro rata in proportion to the amount by which each such Producer was underpaid, all amounts otherwise payable under Section 6.2(a) to the Producers which have been overpaid until each such underpaid Producer shall have received the entire amount stated in the certificate as required to be paid to such underpaid Producer. After each such Producer has received the entire amount it is entitled to receive as aforesaid, the Bontang II Trustee shall make all future payments to the Producers pursuant to Section 6.2(a) in accordance with the Base Load Sharing Percentages specified in the most recent certificate relating thereto furnished to the Bontang II Trustee pursuant to this Section 6.3.
          6.4 Arrangement for Payment. Each Producer shall make such reasonable arrangements with the Bontang II Trustee as it shall deem appropriate for the payment to it of amounts payable to it under the terms of this Article 6. Except as otherwise provided in Section 6.5, each Contractor shall make its own arrangements with respect to such payments directly with the Bontang II Trustee and, notwithstanding the provisions of Section 11.3, the representative of any Contractor Group shall have no authority to act for any Contractor other than itself in making such arrangements.
          6.5 Special Disbursement Instructions. The Producers acknowledge that from time to time it may be necessary for amounts which would otherwise be paid to Producers pursuant to
Section 6.2(a) to be paid instead to (a) persons who have submitted invoices or other statements for charges with respect to the production, sale or delivery of LNG or LPG from the Bontang Plant under sales contracts other than the 1981 LNG Sales Contract, (b) the trustee under any trust established to pay charges of the type described in (a) above, (c) the trustee under any Other Trustee and Paying Agent Agreement or (d) Mobil, in order to satisfy certain obligations of the Producers having interests in the Bontang II Base Load Account and the Bontang II Retained Account. Accordingly, notwithstanding the payment arrangements made with the Bontang II Trustee pursuant to Section 6.4, each Contractor hereby authorizes the representative of any of the Contractor Groups of which it is a member, as designated in or pursuant to Section 11.3, to give to the Bontang II Trustee from time to time on its behalf such Special Disbursement Instructions as such representative may deem necessary or appropriate to authorize such payments. Each representative shall give copies of any such Special Disbursement Instruction to the members of its Contractor Group contemporaneously with the transmission thereof to the Bontang II Trustee, by the same means of transmission. As used herein, a "Special Disbursement Instruction" means an instruction so entitled which (i) is given by the Producers as provided in Section 11.3, (ii) instructs the Bontang II Trustee to pay to persons described in clauses (a),
(b), (c) or (d) above any amount which would otherwise be paid to Producers pursuant to Section 6.2(a), and (iii) specifies the funds and the Bontang II Account from which such payment is to be made. Any Special Disbursement Instruction requiring payment to another trustee shall also specify the account or accounts to which such funds are to be credited and direct the Bontang II Trustee to notify such trustee that such payment is a Special Disbursement Amount for the account of accounts so specified.
The inclusion of this Section 6.5 shall have no effect on the authority of the Bontang II Trustee to act and rely upon any other special disbursement or transfer instruction which does not comply with this Section 6.5 so long as such instruction is given in an instrument executed by all of the Producers.
          6.6 Payment Procedures. The Producers shall agree with the persons specified in Section 6.5(a) on appropriate procedures for the payment of the relevant invoices or statements, and shall advise the Bontang II Trustee of such procedures which shall include a requirement that the person receiving payment furnish the Bontang II Trustee with an acknowledgement that each payment by the Bontang II Trustee hereunder fully satisfies the liabilities of the person to whom such invoice or statement is addressed with respect thereto.
          6.7 Receipt of Special Disbursements. The Bontang II Trustee may from time to time receive Special Disbursement Amounts from the trustee under any Other Trustee and Paying Agent Agreement. Immediately upon the Bontang II Trustee's receipt of any funds identified as a Special Disbursement Amount, such funds shall be impressed with the trust created hereby and become a part of the Bontang II Trust Funds. Any such amounts received by the Bontang II Trustee shall be deposited in the Bontang II Account or Accounts specified by the remitting trustee.
                                 ARTICLE 7
               DUTIES WITH RESPECT TO DEVELOPMENT AGREEMENT
                                    AND
                        PAYMENTS ACCOUNT AGREEMENT

          7.1  Terms of Related Agreements.
          (a) Under the Development Agreement, Jilco is required to give the Bontang II Trustee notice of each amount payable by Jilco which is set off against amounts to be refunded or paid by Pertamina under the Development Agreement.
          (b) Under the Payments Account Agreement, (i) Jilco and Pertamina, or Jilco alone, will furnish the Bontang II Trustee a statement of the "Contingency Amount" for the three-month period commencing on each March 25, June 25, September 25 and December 25 (each such three-month period, a "Quarter") and (ii) on the first business day in the City of New York after the commencement of each such Quarter, the Payment Trustee is required to pay to the Bontang II Trustee the amount in the Payments Account established under the Payments Account Agreement
(such account, the "Payments Account") in excess of the Contingency Amount.
          (c)  Under the Development Agreement and the
Assignment, no payments for LNG delivered to Jilco are to be made by Jilco to the Payments Account so long as the amount in such account is equal to or greater than the Contingency Amount, but instead are either to be made the subject of set-off as described in (a) above or paid directly to the Bontang II Trustee hereunder.
          (d) Under the Payments Account Agreement, the Payment Trustee is authorized to advise the Bontang II Trustee of the amount in the Payments Account as of the time of any request for such information by the Bontang II Trustee.
          7.2 Reconciliation by Bontang II Trustee. On the basis of the information submitted to the Bontang II Trustee, as described in Section 7.1, and the procedures referred to therein, the Bontang II Trustee shall reconcile with respect to the total amount payable under each invoice rendered to Jilco for LNG sold under the 1981 LNG Sales Contract (i) the portion of such amount set off as described above, (ii) the portion of such amount paid to the Payment Trustee and (iii) the portion of such amount paid directly to the Bontang II Trustee hereunder. If the Bontang II Trustee is unable or without sufficient information to so reconcile the amount payable under any such invoice, it will bring this fact to the attention of the Producers and attempt with their assistance to cause such reconciliation to be made or to find the cause of the discrepancy preventing such reconciliation. Upon a request from any Producer, the Bontang II Trustee will make available to the Producer making such request copies of the Bontang II Trustee's reconciliations made in accordance with the Section 7.2.

                                 ARTICLE 8
            PROCEDURES RESPECTING ACCOUNTS UNDER THIS AGREEMENT
           8.1 Accounting For Assets. All assets under the jurisdiction and control of the Bontang II Trustee and held from time to time in the Bontang II Trust Funds shall be accounted for within the Bontang II General Account, specifying the sub-account thereof to which such assets may be allocated, the bank or banks at which cash deposits may be maintained and the place or places at which investment securities may be held in custody for the account of the Bontang II Trustee. The Bontang II Trustee shall maintain such books of account and other records as may be necessary to ensure full and proper segregation of the funds credited to such accounts as may be established by the Bontang II Trustee hereunder. It shall also segregate and keep such accounts separate from any accounts which may be established under the Other Trustee and Paying Agent Agreements. Such books of account shall be open to inspection by the duly authorized representatives of any of the Producers at all reasonable times.
          8.2 Payments Account Balance. The Bontang II Trustee shall from time to time request from the Payment Trustee the balance standing in the Payments Account under the Payments Account Agreement and shall, upon request of any Producer, communicate such information to such party.
          8.3 Reports. The Bontang II Trustee shall furnish to each of the Producers the following reports:
          (a) As soon as practicable (and not later than 45 days) after the close of each calendar year, a statement prepared by the Bontang II Trustee, setting forth the amount and source (by category) of funds received pursuant to this Agreement and the disbursement of such funds as disclosed by the records and accounts kept by the Bontang II Trustee pursuant to Section 8.1 during such preceding calendar year, and a statement of the cash and investments held in the accounts under this Agreement as of the end of such period.
          (b) Within 20 days after the close of each calendar quarter a statement prepared by the Bontang II Trustee setting forth the amount and source (by category) of funds received pursuant to this Agreement and the disbursements of such funds as disclosed by the records and accounts kept by the Bontang II Trustee pursuant to Section 8.1 during such preceding calendar quarter and a statement of the cash and investments held in the accounts under this Agreement as of the end of such period.
          (c) Promptly after its receipt or disbursement of any finds pursuant to this Agreement the Bontang II Trustee shall notify the Producers by telex or facsimile transmission of such transactions specifying the amount and the source (by category) of the funds received and disbursed and the amounts credited or charged to the Bontang II Accounts or any accounts included therein.
          Notwithstanding the provisions of Section 11.3 respecting the representatives of the Contractor Groups, each of the reports required by clauses (a) and (b) of this Section 8.3 shall be furnished by the Bontang II Trustee directly to each Contractor at its address specified pursuant to Section 11.3.
          8.4 Producer Accounts. The Bontang II Trustee shall maintain separate accounts (the "Bontang II Trust Fund Accounts") for each Producer which are sufficient to reflect each such Producer's interest in the assets, liabilities, receipts and disbursements of the Bontang II Trust Funds, and its right to distributions therefrom. It is the intention of each Producer that the trust created hereby be a security trust of the type described in Treas. Reg. 1.61-13(b) and I.T. 1942, III-1 C.B. 11
(1924). Accordingly, each Producer agrees for United States income tax purposes to account for its share of the receipts and disbursements made pursuant to this Agreement as if it had received such amounts directly and made such disbursements directly, and the Bontang II Trustee agrees for United States income tax purposes, unless advised by the U.S. Internal Revenue Service to the contrary, to treat such receipts and disbursements in a manner consistent with its status as the agent for each such party, or if so advised by the Bontang II Trustee's counsel, as the trustee of a separate grantor trust for each such party within the meaning of Section 671 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.
                                 ARTICLE 9
                   INVESTMENT OF FUNDS HELD IN ACCOUNTS
                           UNDER THIS AGREEMENT

          9.1 Permitted Investments. The Bontang II Trustee shall invest amounts held by it from time to time in the Bontang II Accounts solely in (i) Eurodollar bank time deposits and/or Eurodollar certificates of deposit with banks whose deposits are rated "P-l" by Moody's Bank Credit Report Service and "A-l+" by Standard and Poor's Corporation CD Ranking Service; or (ii) such other types of short-term interest-bearing bank time deposits and certificates of deposit (x) as to which there is applicable a sovereign guarantee of repayment of principal or other evidence of sovereign support in respect of such repayment as approved by the Producers, and (y) issued by banks having at least $100,000,000 (or its equivalent) of capital and earned surplus (or equivalent accounts) as reflected in the then current financial statements of the issuing banks; or (iii) if, due to the relatively small amount of funds to be invested, the unconventional period during which such funds are to be invested or similar factors, investments of the type authorized by clauses
(i) and (ii) above are not generally available for such funds, the Bontang II Trustee may invest such funds in short-term Eurodollar time deposits, Eurodollar certificates of deposit or Eurodollar repurchase agreements, or any combination of the foregoing, in each case with any bank or banks each having at least $100,000,000 (or its equivalent) of capital and earned surplus (or equivalent accounts) as reflected in the then current financial statements of such bank or banks; provided, however, that the aggregate principal amount of such funds so invested shall not exceed $1,000,000 at any one time. In no event shall the aggregate amount invested by the Bontang II Trustee pursuant to the foregoing provisions in time deposits or certificates of deposit with, or issued by, respectively, any one bank exceed 10% of such bank's capital and earned surplus (or equivalent accounts) as reflected in the bank's then current financial statements. For purposes of investments pursuant to clause (ii) above, the Bontang II Trustee shall request the approval of the Producers in accordance with Section 11.3, which request shall specify the type of investment proposed and the nature of any sovereign guarantee or any support applicable thereto. The Bontang II Trustee shall use its best efforts to assure that the final maturity of any such investment does not extend beyond the time when the amounts used to acquire such investment would be required for any other application hereunder.
          9.2 Prudence and Yield. In making any investments pursuant to Section 9.1 the Bontang II Trustee shall be guided by the standards of a prudent investor seeking the maximum yield available consistent with security of principal at all times.
          9.3 Interest Allocation. Interest or any other income arising out of investment of the Bontang II Trust Funds shall be and become a part of the Bontang II Trust Funds, allocated to the account for which such investment was made.
                                ARTICLE 10
                     CONCERNING THE BONTANG II TRUSTEE
     10.1 Duties. In connection with its duties, rights and powers under this Agreement (including in relation to transactions it may enter into pursuant hereto), the Bontang II Trustee shall be subject to the following:
          (a) The Bontang II Trustee shall be entitled to act upon any notice, certificate, request, direction, waiver, receipt or other document which it in good faith believes to be genuine; and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability, of any provisions contained therein.
          (b) The Bontang II Trustee shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing, except for its own gross negligence or willful misconduct.
          (c) The Bontang II Trustee may consult with, and obtain advice from, accounting and legal advisers and it shall incur no liability or loss and shall be fully protected in acting in good faith in accordance with the opinion and advice of such advisers.
          (d) The Bontang II Trustee shall have no duties other than those specifically set forth or provided for in this Agreement. The Bontang II Trustee shall have no obligation to familiarize itself with and shall have no responsibility with respect to any other agreement to which it is not a party relating to the transactions contemplated by this Agreement nor any obligation to inquire whether any notice, instruction, statement or calculation is in conformity with the terms of any such other agreement, except those irregularities, errors or mistakes apparent on the face of such document or to the knowledge of the Bontang II Trustee. If, however, any remittance or communication received by the Bontang II Trustee appears erroneous or irregular on its face, the Bontang II Trustee shall be under a duty to make prompt inquiry to the person or party originating such remittance or communication in order to determine whether a clerical error or inadvertent mistake has occurred.
          10.2 Resignation. The Bontang II Trustee may, at any time, by notice to the Producers, tender its resignation as Trustee and Paying Agent under this Agreement. Likewise, the Producers may, at any time by notice jointly given by them, terminate the Bontang II Trustee's appointment hereunder. Such resignation or termination shall be effective as from the appointment of a successor as hereinafter provided.
          10.3 Appointment of Successor. Within 60 days of receipt of a notice of resignation or issuance of a notice of termination, the Producers shall jointly appoint a successor, being a bank in the United States acceptable to the Producers. The proposed successor bank (the "Successor") shall promptly give notice of its appointment to the Bontang II Trustee and shall execute and deliver to each of the parties hereto an instrument in writing accepting its appointment hereunder which shall specify the office of Successor in the United States which is to be the Trustee's Office for the purpose of this Agreement.
          10.4 Application to Court. If in any case a Successor shall not be appointed pursuant to the foregoing provisions of this Article 10 within the 60 days aforesaid, the Bontang II Trustee may apply to any court of competent jurisdiction to appoint a Successor Trustee, notwithstanding the provisions of
Section 11.2. Such court may thereupon, in any case, after such notice, if any, as such court may deem proper and prescribe, appoint a Successor.
          10.5 Successor Vested with Rights. Upon and from the execution and delivery of its acceptance in writing as aforesaid, the Successor without any further act or deed shall become fully vested with all the rights, powers and duties and subject to all the obligations of the Bontang II Trustee hereunder, but the Bontang II Trustee, upon payment of all sums due it and on the written request of the Producers shall execute and deliver an instrument transferring to the Successor the Bontang II Trust Funds, including all funds held in the Bontang II Accounts and assigning to the Successor all its rights hereunder.
          10.6 Payments After Notice. Upon and from the date of notification from any Successor, any person required to pay amounts to the Bontang II Trustee under this Agreement shall pay the Successor at its office specified as aforesaid all amounts described herein as payable to the Bontang II Trustee.
          10.7 Indemnification. The Producers hereby agree to indemnity the Bontang II Trustee for, and to hold it harmless against, any loss, liability, claim, judgment, settlement, compromise or reasonable expense incurred or suffered without gross negligence or willful misconduct on the part of the Bontang II Trustee, arising out of or in connection with its entering into this Agreement and carrying out its duties or exercising its rights hereunder, including the cost and expenses of defending itself against any claim of liability in the premises.
          10.8 Trustee in Individual Capacity. Each of the parties hereto acknowledges and consents that the Bontang II Trustee, in its individual capacity, or any affiliate thereof shall have the same rights, power and authority to enter into any deposit agreement, loan agreement or any other banking or business relationship permitted by law with any of the Producers (without having to account therefor to any of the Producers) as though it were not the Trustee and Paying Agent under this Agreement.
                                ARTICLE 11
                               MISCELLANEOUS
          11.1 Term.  As of the date hereof the Source Documents
shall be amended and restated in their entirety as provided herein and, as so amended and restated, shall remain in effect until the Producers shall have notified the Bontang II Trustee that the 1981 LNG Sales Contract has terminated as to all Buyers and that all claims by Pertamina against the Buyers have been finally settled and determined.
          11.2 Disputes. All disputes arising among the parties relating to this Agreement or the interpretation or performance hereof, shall be finally settled by arbitration conducted in the English language in Paris, France, by three arbitrators under the rules of arbitration of the International Chamber of Commerce. Judgment upon the award rendered may be entered in any court having jurisdiction, or application be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Any award made under this Section 11.2 shall be binding upon all parties concerned.
          11.3 Notices. All notices, approvals, instructions and other communications for purposes of this Agreement shall be in writing, which shall include transmission by cable, telex or facsimile transmission. All communications given by mail, cable, telex or facsimile transmission shall be directed as set forth below, provided, however, that in the event any communication is received by the Bontang II Trustee from a cable, telex or facsimile number other than those set forth below, its responses thereto may be directed to the number from which such communication was received.
          (a) To Pertamina at the following mail, cable, telex and telecopier addresses, in each case to the attention of the Director of Finance:
               Perusahaan Pertambangan Minyak dan Gas Bumi Negara
               (Pertamina)
               Jalan Medan Merdeka Timur 1A
               Jakarta, Indonesia
               Cable: Pertamina Jakarta, Indonesia via RCA
               Telex No.: 44441/44134
               (Answerback: PTMJKT IA)
               Telecopier No.: 62-21 343 882

          (b) To the Contractors comprising the Vico Group at the following mail, telex and telecopier addresses:

               Virginia Indonesia Company
               6 - llth floor
               Kuningan Plaza - South Tower
               Jalan H.R. Rasuna Said
               Kav.  C 11- 14
               Jakarta Selatan, Indonesia
               Telex No.: 79644421/7964457
               (Answerback: VICO IA)
               Telecopier No.: 62-21 380 0037

          (c) To the Contractors comprising the Total Group at the following mail, cable,

telex and telecopier addresses:

               Total Indonesie
               P.O. Box 1010
               Jakarta 10010
               Indonesia
               Cable:  Totalindo Jakarta
               Telex  No.:  44108
               (Answerback:  TOTAL JKT)
               (Telecopier No.:  62-21 520 0834

          (d) To the Contractors comprising the Unocal Group at the following mail,

telex and telecopier addresses:

               Unocal Indonesia, Ltd.
               Ratu Plaza Office Tower, 7th floor
               Jalan Jenderal Sudirman
               Jakarta, Indonesia
               Telex No.: 47335
               (Answerback: UNOCAL IA)
               Telecopier No.: 62-21-720-4499

          (e) To the Bontang II Trustee at the following mail, telex and telecopier addresses, in each case to the attention of the LNG/LPG Division:

               Continental Bank International
               520 Madison Avenue
               New York, NY 10022
               Telex No.: RCA 232304/ITT 420177
               (Answerback: CBI UR/CBI UI)
               Telecopier No.:  1-212-605-1014 or 1-212-319-0676

          (f) To Mobil at the following mail, cable, telex and telecopier addresses:

               Mobil Oil Indonesia Inc.
               P.O. Box 400
               Jakarta, Indonesia
               Cable: Mobiloil Jakarta
               Telex No.: 47431
               (Answerback: MOI JKT)
               Telecopier No.: 62-21 715 295

Each of Vico, Total and Unocal is hereby designated the sole representative of the Contractors comprising its respective Contractor Group for the giving and receipt of notices, approvals, instructions and other communications to or from the Contractors under this Agreement and, to the extent Contractors are entitled to give or receive notices, approvals or instructions thereunder, the Other Trustee and Paying Agent Agreements. For purposes of the foregoing, unless specifically provided otherwise, each reference in this Agreement to the Producers or the Contractors, shall insofar as the Contractors are concerned, require notices, approvals and other communications to and from such representatives. A new or successor representative may be designated by notice to such effect signed by all the Contractors comprising a Contractor Group given to the parties to this Agreement ten days in advance of any such change. Until receipt of any such notices, the parties to this Agreement and the Other Trustee and Paying Agent Agreements may rely on any notice, approval, instruction or other communication from or to the representative of a Contractor Group as binding upon each of the Contractors in such Contractor Group; provided however, that, except as otherwise provided in Section 6.5, nothing in this Agreement is intended to grant the representative of a Contractor Group (or any successor representative designated pursuant to this Section 11.3) any power or authority as among the Contractors in such Contractor Group themselves.
          The parties may designate additional addresses for particular communications as required from time to time, and may change any address, by notice given ten days in advance of such additions or changes, provided, however, that the Bontang II Trustee's address shall be in the United States of America. Immediately upon receiving communications by cable, telex or facsimile transmission a party may request a repeat transmittal of the entire communication or confirmation of particular matters.
          11.4 Incumbency Certificates; Notices; Test Key
Arrangements.
          (a) Pertamina and each representative of a Contractor Group (or any successor representative of a Contractor Group designated pursuant to Section 11.3) shall each furnish the Bontang II Trustee, from time to time, with duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of such party to give the notifications and approvals required by this Agreement.
          (b) The Producers shall arrange for the Accountants to provide the Bontang II Trustee from time to time with a notification signed by two of its partners, advising the Bontang II Trustee of the name and title, and furnishing a specimen signature, of the person or persons authorized to execute the certificates and other documents required by this Agreement.
          (c) The Producers shall arrange for Mobil to furnish the Bontang II Trustee, from time to time, with duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of Mobil to give the instructions, notifications and approvals required by this Agreement.
          (d) Each of the Contractors shall furnish the Bontang II Trustee, from time to time, with such certificates or other evidence as the Bontang II Trustee may reasonably require showing the names, titles and specimen signatures of the persons authorized on behalf of such party to make the payment arrangements contemplated by Section 6.4. Each Contractor shall also furnish the Bontang II Trustee, from time to time, with its address to which the reports required by Section 8.3 shall be sent.
          (e) The Bontang II Trustee shall furnish the Producers and the Payment Trustee with notice of the officers of the Bontang II Trustee who are authorized to act on its behalf in the performance by the Bontang II Trustee of its duties under this Agreement.
          (f) Each Producer shall, and the Producers shall cause the Accountants to, agree with the Bontang II Trustee upon "test-key" arrangements for the purpose of authenticating communications between them respectively which authorize, accomplish, direct or otherwise deal with the transfer of money under this Agreement. If the Bontang II Trustee or any Producer receives such a communication which does not comply with such arrangements, such recipient shall notify the sender of such failure to comply, requesting correction thereof, and shall take no action in accordance with such communication until such correction is effected.
          11.5 No Amendment Except in Writing. This Agreement may not be revoked, amended, modified, varied or supplemented except by an instrument in writing signed by all of the parties hereto.
          11.6 Section Headings. The Section headings in this Agreement are inserted for convenience of reference only and shall be ignored in construing this Agreement.
          11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, United States of America, applicable to agreements made and to be performed entirely within such state.
          11.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Bontang II Trustee.
                                ARTICLE 12
                          DEBT SERVICE ALLOCATION
          12.1 Definitions.  In addition to and in amendment of
the terms defined elsewhere in this Agreement, the following terms shall, solely for purposes of this Article 12, have the meanings set forth below:
          "Aggregate Dollar Share" is defined in Section 12.3. "Allocation Trust Agreements" means this Agreement, the
Bontang III Trust Agreement, the Bontang Excess Sales Trust Agreement and the Bontang LPG Trust Agreement.
          "Allocation Trustees" means all of the trustees under the Allocation Trust Agreements, collectively, and "Allocation Trustee" means one of such Allocation Trustees as the context may require.
          "Bontang LPG Trust Agreement" means the Bontang LPG Trustee and Paying Agent Agreement dated as of August 1, 1988, as hereafter amended, among the Producers and Continental Bank International.
          "Bontang LPG Trustee" means the trustee and paying agent under the Bontang LPG Trust Agreement.
          "Bontang I Trust Agreement" means the Badak Trustee and Paying Agent Agreement as amended and restated effective as of February 9, 1988, as hereafter amended, among the Producers and Continental Bank International.
          "Bontang I Trustee" means the trustee under the Bontang I Trust Agreement.
          "Bontang III Trust Agreement" means the Bontang III Trustee and Paying Agent Agreement dated as of February 9, 1988, as hereafter amended, among the Producers and Continental Bank International.
          "Bontang III Trustee" means the trustee under the Bontang III Trust Agreement.
          "Borrowed Amounts" has the meaning specified in Financing Agreement No. 3.
          "Borrowing Trustee" means any Trustee which is a party to any of the Financing Agreements and "Borrowing Trustees" means such Borrowing Trustees, collectively.
          "Contingent Support" means amounts so designated pursuant to any Trust Agreement which are paid to the Bontang III Trustee for deposit in any of the Debt Service Accounts established pursuant to the Bontang III Trust Agreement.
          "Contingent Support Trustees" means, collectively, the Bontang Excess Sales Trustee and all other Trustees which hereafter enter into a Trust Agreement providing for the payment of Contingent Support as to which the Bontang II Trustee has been notified by Pertamina, and "Contingent Support Trustee" means one of such Trustees as the context may require.
          "Debt Service" means (i) amounts paid into any Debt Service Account by a Borrowing Trustee (other than amounts so paid by the Bontang III Trustee from Borrowed Amounts or Contingent Support), (ii) amounts which any Borrowing Trustee has been notified as having been paid by one or more Producers and identified to such Borrowing Trustee as "Debt Service" under the Debt Service Allocation Agreement with respect to indebtedness of such Borrowing Trustee, (iii) Contingent Support paid by any Contingent Support Trustee to the Bontang III Trustee, and (iv) trustee's fees and expenses of the Bontang I Trustee incurred in connection with Financing Agreement No. 1 or Financing Agreement No. 2 which are charged to the Badak Current Accounts under the Bontang I Trust Agreement.
          "Debt Service Accounts" means all accounts, including any sub-accounts thereof, which a Borrowing Trustee opens and into which it transfers LNG revenues or other funds in anticipation of payments of, or as a reserve for possible payments of, principal, interest and other fees and expenses pursuant to any of the Financing Agreements, and "Debt Service Account" means one of such Debt Service Accounts as the context may require.
          "Debt Service Allocation Agreement" means the Amended and Restated Debt Service Allocation Agreement dated as of February 9, 1988, as hereafter amended, among the Producers.
          "Estimated Debt Service Percentages" has the meaning set forth in Section 12.2.
          "Financing Agreement No. 1" means Bontang Capital Projects Loan Agreement No. 1 dated as of September 10, 1986, as heretofore and hereafter amended, entered into by the Bontang I Trustee.
          "Financing Agreement No. 2" means Bontang Capital Projects Loan Agreement No. 2 dated as of June 9, 1987, as heretofore and hereafter amended, entered into by the Bontang I Trustee.
          "Financing Agreement No. 3" means Bontang III Loan Agreement dated as of February 9, 1988, as hereafter amended, entered into by the Bontang III Trustee.
          "Financing Agreements" means, collectively, Financing Agreement No. 1, Financing Agreement No. 2, Financing Agreement No. 3 and any other agreement designated as a "Financing Agreement" in a notice to the Bontang II Trustee from the Producers.
          "Producers Agreement" means any agreement so entitled among the Producers, or any of them, and lenders under a Financing Agreement, as heretofore and hereafter amended.
          "Provisional Debt Service" means, with respect to any Debt Service, payments by any Allocation Trustee to reimburse Producers which have borne more than their respective Estimated Debt Service Percentages of such Debt Service, together with interest on the Reimbursement Amount from and including the date of such Debt Service payment to, but not including, the date of such reimbursement, at the rate equal to the weighted average of the interest rates in effect under Financing Agreement No. 3 on the date of such reimbursement.
          "Reimbursement Amount" means the amount of any Provisional Debt Service payment other than the portion thereof attributable to interest on said reimbursement amount.
          "Trust Agreements" means, collectively, this Agreement and all Other Trustee and Paying Agent Agreements, and "Trust Agreement" means one of such Trust Agreements as the context may require.
          "Trustees" means the trustees under the Trust Agreements and "Trustee" means one of such Trustees as the context may require.
          12.2 Provisional Debt Service Payments. The Debt Service Allocation Agreement requires that the Accountants calculate, and deliver to the Allocation Trustees from time to time certificates setting forth, the Estimated Debt Service Percentages for each Producer of the estimated amounts of each type of Debt Service to be paid by the Borrowing Trustees and the Contingent Support Trustees (the percentages last so certified as to each period for each Producer being its "Estimated Debt Service Percentages"). Each Trust Agreement to which a Borrowing Trustee is a party provides that such Borrowing Trustee shall promptly give notice to the Allocation Trustees of (i) each payment into a Debt Service Account made by such Borrowing Trustee, (ii) each transfer, payment or distribution from a Debt Service Account of funds in excess of the amount required to be held therein from time to time, (iii) each receipt by such Borrowing Trustee of amounts from a disbursement trustee to which the Producers are entitled, (iv) each payment of Debt Service of which such Borrowing Trustee has been notified made by a Producer pursuant to a Producers Agreement, and (v) the portion of each such payment of Debt Service, whether made by such Borrowing Trustee or a Producer, borne by each Producer, after taking into account such Producer's interest in any excess funds transferred, paid or distributed from any Debt Service Account and any amounts received by such Borrowing Trustee from a disbursement trustee to which the Producers are entitled. Each Trust Agreement to which a Contingent Support Trustee is a party provides for similar notices.
          In the event that such notices received by the Bontang II Trustee, together with the notices referred to in the last sentence of this paragraph and all similar notices received from other Allocation Trustees, considered in the aggregate, show at any time that any Producers have borne more than their Estimated Debt Service Percentages of Debt Service ("underpaid Producers"), the Bontang II Trustee shall thereafter make Provisional Debt Service payments to the underpaid Producers pro rata in proportion to the excess amount borne by each such Producer, out of all amounts otherwise payable under Article 6 to the Producers which have borne less than their Estimated Debt Service Percentages of such Debt Service until the Reimbursement Amount of the aggregate Provisional Debt Service payments received by each of the underpaid Producers from the Allocation Trustees equals the excess amount of Debt Service borne by such Producer. The Bontang II Trustee shall promptly advise each other Allocation Trustee of each such Provisional Debt Service payment made by it.
          12.3 Debt Service Allocations. The Debt Service Allocation Agreement also requires that the Accountants calculate, and deliver to the Allocation Trustees from time to time certificates setting forth, the portion of Debt Service each Producer should have borne of the Debt Service paid by the Borrowing Trustees and the Contingent Support Trustees (the amount last so certified as to each period for each Producer being its "Aggregate Dollar Share") and the portion thereof which has actually been borne by each Producer. In the event that any such calculations indicate that any Producers have borne more than their Aggregate Dollar Shares of Debt Service during the period in question ("underpaid Producers"), the Accountants are required to instruct the Bontang II Trustee to pay to the underpaid Producers, pro rata in proportion to the excess amount borne by each such Producer, all amounts otherwise payable under
Article 6 to the Producers which have borne less than their Aggregate Dollar Shares for the period in question until the aggregate amount received by each of the underpaid Producers from the Allocation Trustees (as shown by the notices referred to in the last sentence of this paragraph and all similar notices received from the other Allocation Trustees) equals the amount stated in such instructions to be the excess amount borne by such Producer. The Bontang II Trustee shall promptly advise each other Allocation Trustee of each such payment pursuant to this
Section 12.3
          Upon receipt of any such instructions the Bontang II Trustee shall give effect thereto commencing with the next payments to Producers pursuant to Article 6.
          12.4 Insufficient Funds. In the event that the funds available for making the payments required by Sections 12.2 and
12.3 shall not be sufficient to make the payments therein required in full, such funds shall be paid to the Producers entitled to payments pursuant to such Sections pro rata in proportion to the amounts payable to each such Producer thereunder.
          12.5 Information. The Bontang II Trustee shall furnish the Accountants (with a copy to the Producers) with such information as they may from time to time request, to the extent such information is in the possession of the Bontang II Trustee, as to Debt Service, Provisional Debt Service and other matters stated by the Accountants to be necessary to enable them to perform their functions under the Debt Service Allocation Agreement in a timely manner.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized signatories as of the date first above written.
PERUSAHAAN PERAMBANGAN
 MINYAK DAN GAS BUMI
 NEGARA (PERTAMINA)

By   /s/______________________
     Name:____________________
     Title:___________________

VIRGINIA INDONESIA COMPANY

By   /s/ Paul T. Scott

     Name: Paul T. Scott
     Title: Chairman and Chief
     Executive Officer

VIRGINIA INTERNATIONAL COMPANY

By   /s/ Robert W. Bland
     Name: Robert W. Bland
     Title: President

UNION TEXAS EAST KALIMANTAN
LIMITED

By   /s/ M. M. Markowitz
     Name: Mike N. Markowitz
     Title: Treasurer

TOTAL INDONESIE

By   /s/ J. P. Benfils
     Name: J. P. Benfils
     Title: Vice President Gas











CONTINENTAL BANK
INTERNATIONAL, as Bontang II
Trustee


By   /s/ John P. Keker
     Name: John P. Keker
     Title: Senior Director

ULTRAMAR INDONESIA LIMITED

By   /s/ Robert W. Bland
     Name: Robert W. Bland
     Title: Exec. Vice
     President


OPICOIL HOUSTON, INC.

By   /s/ Charles C. J. Chu
     Name: Charles C. J. Chu
     Title: Executive Vice
     President


UNIVERSE GAS & OIL COMPANY,
INC.

By   /s/ Kosho Uno
     Name: Kosho Uno
     Title: General Manager

UNOCAL INDOESIA, LTD.

By   /s/ Gene R. Ward
     Name: Gene R. Ward
     Title: President &
     Managing
     Director

INDONESIA PETROLEUM, LTD.

By   /s/ K. Ishikawa
     Name: K. Ishikawa
     Title: General Manager
     (Acting)

                             TABLE OF CONTENTS


                                                                       Page

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 1 RECEIPT OF INVOICES AND PAYMENTS
     WITH RESPECT TO LNG . . . . . . . . . . . . . . . . . . .13

     1.1  LNG Invoices and Related Calculations. . . . . . . .13
     1.2  Designation of Bontang II Trustee; Bontang II Trust
          Funds. . . . . . . . . . . . . . . . . . . . . . . .13
     1.3  Bontang II Accounts. . . . . . . . . . . . . . . . .14
     1.4  Proceeds Transfers . . . . . . . . . . . . . . . . .14
     1.5  Allocation of Amounts Received . . . . . . . . . . .15
     1.6  Amounts Received From Payment Trustee or Jilco . . .16
     1.7  Credits and Charges to Producer Accounts . . . . . .17

ARTICLE 2 DISBURSEMENTS WITH RESPECT TO
          PROCESSING CHARGES . . . . . . . . . . . . . . . . .17

     2.1  Submission and Payment . . . . . . . . . . . . . . .17
     2.2  Payment Procedures . . . . . . . . . . . . . . . . .18

ARTICLE 3 TRUSTEE CHARGES. . . . . . . . . . . . . . . . . . .18

     3.1  Compensation . . . . . . . . . . . . . . . . . . . .18
     3.2  Producers Obligations. . . . . . . . . . . . . . . .18

ARTICLE 4 ALLOCATION OF PROCESSING CHARGES
          AND TRUSTEE CHARGES. . . . . . . . . . . . . . . . .19

     4.1  Ultimate Allocation. . . . . . . . . . . . . . . . .19
     4.2  Charges Ultimately To Be Borne By Bontang II Base Load
          or Retained Accounts . . . . . . . . . . . . . . . .19
     4.3  Charges Ultimately To Be Borne By Bontang II Transfer
             Account . . . . . . . . . . . . . . . . . . . . .20
     4.4  Adjusting Payments . . . . . . . . . . . . . . . . .20

ARTICLE 5 DISBURSEMENTS WITH RESPECT TO OTHER CHARGES. . . . .21

     5.1  Submission and Payment . . . . . . . . . . . . . . .21
     5.2  Payment Procedures . . . . . . . . . . . . . . . . .21
     5.3  Designation of Account to Pay. . . . . . . . . . . .21

                                                                       Page
ARTICLE 6 DISBURSEMENTS WITH RESPECT TO
          SHARING PERCENTAGES. . . . . . . . . . . . . . . . .22

     6.1  Approved Level of Working Capital; Sharing
          Percentages. . . . . . . . . . . . . . . . . . . . .22
     6.2  Payment of Excess. . . . . . . . . . . . . . . . . .22
     6.3  Accountants. . . . . . . . . . . . . . . . . . . . .23
     6.4  Arrangement for Payment. . . . . . . . . . . . . . .25
     6.5  Special Disbursement Instructions. . . . . . . . . .25
     6.6  Payment Procedures . . . . . . . . . . . . . . . . .26
     6.7  Receipt of Special Disbursements . . . . . . . . . .27

ARTICLE 7 DUTIES WITH RESPECT TO DEVELOPMENT AGREEMENT
          AND PAYMENTS ACCOUNT AGREEMENT . . . . . . . . . . .27

     7.1  Terms of Related Agreements. . . . . . . . . . . . .27
     7.2  Reconciliation by Bontang II Trustee . . . . . . . .28

ARTICLE 8 PROCEDURES RESPECTING ACCOUNTS
          UNDER THIS AGREEMENT . . . . . . . . . . . . . . . .29

     8.1  Accounting For Assets. . . . . . . . . . . . . . . .29
     8.2  Payments Account Balance . . . . . . . . . . . . . .29
     8.3  Reports. . . . . . . . . . . . . . . . . . . . . . .29
     8.4  Producer Accounts. . . . . . . . . . . . . . . . . .30

ARTICLE 9 INVESTMENT OF FUNDS HELD IN
          ACCOUNTS UNDER THIS AGREEMENT. . . . . . . . . . . .31

     9.1  Permitted Investments. . . . . . . . . . . . . . . .31
     9.2  Prudence and Yield . . . . . . . . . . . . . . . . .32
     9.3  Interest Allocation. . . . . . . . . . . . . . . . .33

ARTICLE 10   CONCERNING THE BONTANG II TRUSTEE . . . . . . . .33

     10.1 Duties . . . . . . . . . . . . . . . . . . . . . . .33
     10.2 Resignation. . . . . . . . . . . . . . . . . . . . .34
     10.3 Appointment of Successor . . . . . . . . . . . . . .34
     10.4 Application to Court . . . . . . . . . . . . . . . .34
     10.5 Successor Vested with Rights . . . . . . . . . . . .35
     10.6 Payments After Notice. . . . . . . . . . . . . . . .35
     10.7 Indemnification. . . . . . . . . . . . . . . . . . .35
     10.8 Trustee in Individual Capacity . . . . . . . . . . .35

                                                                       Page

ARTICLE 11   MISCELLANEOUS . . . . . . . . . . . . . . . . . .36

     11.1 Term . . . . . . . . . . . . . . . . . . . . . . . .36
     11.2 Disputes . . . . . . . . . . . . . . . . . . . . . .36
     11.3 Notices. . . . . . . . . . . . . . . . . . . . . . .36
     11.4 Incumbency Certificates; Notices; Test Key
          Arrangements . . . . . . . . . . . . . . . . . . . .39
     11.5 No Amendment Except in Writing . . . . . . . . . . .41
     11.6 Section Headings . . . . . . . . . . . . . . . . . .41
     11.7 Governing Law. . . . . . . . . . . . . . . . . . . .41
     11.8 Counterparts . . . . . . . . . . . . . . . . . . . .41

ARTICLE 12   DEBT SERVICE ALLOCATION . . . . . . . . . . . . .41

     12.1 Definitions. . . . . . . . . . . . . . . . . . . . .41
     12.2 Provisional Debt Service Payments. . . . . . . . . .45
     12.3 Debt Service Allocations . . . . . . . . . . . . . .46
     12.4 Insufficient Funds . . . . . . . . . . . . . . . . .47
     12.5 Information. . . . . . . . . . . . . . . . . . . . .47